UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 11, 2005

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On August 11, 2005, BB&T Corporation (the “Company”) and BB&T Capital Trust I (the “Trust”) entered into an underwriting agreement, which is attached hereto as Exhibit 1.1, with respect to the Trust’s issuance and sale (the “Capital Securities Offering”) of $500,000,000 aggregate principal amount of 5.85% Capital Securities due 2035 (the “Capital Securities”). The Capital Securities to be sold in the Capital Securities Offering were registered by the Company and the Trust under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File nos. 333-126592 and 333-126592-01) (the “Registration Statement”). In connection with the Capital Securities Offering, the opinion of M. Patricia Oliver, Exeuctive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of the Company, and the tax opinion of Womble Carlyle Sandridge & Rice, PLLC, are each incorporated by reference into the Registration Statement.

ITEM 9.01 Financial Statements and Exhibits

Exhibit 1.1	Underwriting Agreement by and among the Company on behalf of BB&T Capital Trust I, the Company, and the underwriters named therein relating to the Capital Securities Offering.

Exhibit 5.1	Opinion of M. Patricia Oliver, Esq., Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T Corporation.

Exhibit 8.1	Opinion of Womble Carlyle Sandridge & Rice, PLLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/S/ EDWARD D. VEST
Edward D. Vest
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: August 17, 2005